NOTE



$26,500,000                                       Chicago, Illinois
                                                  February 25, 1998


    FOR VALUE RECEIVED, the undersigned, AMCON Distributing Company, a Delaware corporation ("AMCON Distributing"), promises to pay to the order of LASALLE NATIONAL BANK (the "Bank"), at the main office of the Bank, the principal sum of Twenty Six Million Five Hundred Thousand Dollars ($26,500,000) plus the aggregate unpaid principal amount of all advances made by Bank to AMCON Distributing pursuant to and in accordance with Paragraph 2 of the Loan Agreement (as hereinafter defined) in excess of such amount, or, if less, the aggregate unpaid principal amount of all advances made by Bank to AMCON Distributing pursuant to and in accordance with Paragraph 2 of the Loan Agreement. AMCON Distributing further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

    This Note is referred to in and was delivered pursuant to that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, dated as of February 25, 1998, by and between Bank and AMCON Distributing (the "Loan Agreement"). All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such terms in the Loan Agreement.

    The outstanding principal balance of AMCON Distributing's liabilities to the Bank under this Note shall be payable pursuant to the terms of the Loan Agreement.

    AMCON Distributing hereby authorizes the Bank to charge any account of AMCON Distributing for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to AMCON Distributing under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Bank may lawfully charge AMCON Distributing, then the obligation to pay interest or other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to AMCON Distributing.

    The principal and all accrued interest hereunder may be prepaid by AMCON Distributing, in part or in full, at any time.

    AMCON Distributing waives the benefit of any law that would otherwise restrict or limit Bank in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Bank to AMCON Distributing. AMCON Distributing waives every defense, counterclaim or setoff which AMCON Distributing may now have or hereafter may have to any action by Bank in enforcing this Note and/or any of the other Liabilities, or in enforcing Bank's rights in the Collateral and ratifies and confirms whatever Bank may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Bank shall not be liable for any error in judgment or mistakes of fact or law.

    This Note shall inure to the benefit of the Bank and its successors and assigns and shall be binding upon AMCON Distributing and its successors and permitted assigns. As used herein, the term "Bank" shall mean and include the successors and assigns of the identified payee and the holder or holders of this Note from time to time.

    AMCON Distributing, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Bank's rights hereunder.

    The loan evidenced hereby has been made at Chicago, Illinois. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon AMCON Distributing and AMCON Distributing's successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

    The Bank shall not by any act of omission or commission be deemed to waive any of its rights or remedies hereunder unless such waiver be in writing and signed by the Bank, and then only to the extent specifically set forth herein. A waiver of any one event shall not be construed as continuing or as a bar to or waiver of such right or remedy on a subsequent event.

    To induce the Bank to make the loan evidenced by this Note, AMCON Distributing (i) irrevocably agrees that, subject to Bank's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Bank, or the Collateral, shall be instituted and litigated only in courts having situs in the City of Chicago, Illinois; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said city; and (iii) waives any objection based on forum non-conveniens. IN ADDITION, BANK AND AMCON DISTRIBUTING HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTUOUS CONDUCT BY AMCON DISTRIBUTING OR BANK OR WHICH IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN AMCON DISTRIBUTING AND BANK. In addition, AMCON Distributing agrees that all service of process shall be made as provided in the Loan Agreement.

        IN WITNESS WHEREOF, AMCON Distributing has executed this Note on the date above set forth.


                                     AMCON DISTRIBUTING COMPANY

                                     By: Kathleen M. Evans
                                        ------------------------
                                     Title: President